Exhibit 21
SUBSIDIARIES OF STEINER LEISURE LIMITED
Name of Subsidiary	Jurisdiction of Incorporation
Owned by Steiner Leisure Limited
Cosmetics Limited	The Bahamas

Steiner Spa Asia Limited	The Bahamas

Steiner Spa Resorts Limited	The Bahamas

Steiner Transocean Limited	The Bahamas

Steiner U.S. Holdings, Inc.	Florida

Owned by Steiner U.S. Holdings, Inc.
Florida Luxury Spa Group, Inc.	Florida

Mandara PSLV, LLC	Florida

Mandara Spa (Hawaii) LLC	Florida

Steiner Beauty Products, Inc.	Florida

Steiner Education Group, Inc.	Florida

Steiner Management Services, LLC	Florida

Steiner Spa Resorts (Connecticut), Inc.	Florida

Steiner Spa Resorts (Nevada), Inc.	Florida

Owned by Steiner Education Group, Inc.
FCNH, Inc.	Florida

Mid-Atlantic Massage Therapy, Inc.	Florida

Virginia Massage Therapy, Inc.	Florida

Owned by Steiner Transocean Limited
Mandara (Cruise I) LLC	Delaware

Mandara (Cruise II) LLC	Delaware

Owned by Steiner Spa Asia Limited
Mandara Spa Asia Limited	British Virgin Islands

Owned by Steiner Spa Limited
Mandara Spa LLC	Delaware

Owned by Cosmetics Limited
Elemis Limited	United Kingdom